UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 7, 2021

Cincinnati Bell Inc.
(Exact Name of Registrant as Specified in its Charter)

Ohio	001-8519	31-1056105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 East Fourth Street
Cincinnati, OH 45202
(Address of Principal Executive Office)

(513) 397-9900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares ($0.01 par value)	CBB	New York Stock Exchange
Depositary Shares, each representing 1/20 interest in a Share of 6 3/4% Cumulative Convertible Preferred Stock, without par value	CBB.PB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§ 240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

Introductory Note

As previously disclosed, on March 13, 2020, Cincinnati Bell Inc., an Ohio corporation (the “Company” or “Cincinnati Bell”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Red Fiber Parent LLC, a Delaware limited liability company (“Parent”), and RF Merger Sub Inc., an Ohio corporation and directly wholly owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides for, among other things, the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation (the “Merger”).

On September 7, 2021 (the “Closing Date”), upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the Ohio General Corporation Law (the “OGCL”), the Merger was completed. At the effective time of the Merger (the “Effective Time”), the separate corporate existence of Merger Sub ceased, and the Company survived the Merger as a wholly owned subsidiary of Parent.

Item 2.01	Completion of Acquisition or Disposition of Assets

As described above, at the Effective Time on the Closing Date, Parent completed its previously announced acquisition of the Company. As a result of the Merger, the Company became a wholly owned subsidiary of Parent. At the Effective Time, each of the Company’s common shares, par value $0.01 per share (the “Company Common Shares”), issued and outstanding immediately prior to the Effective Time (other than Company Common Shares owned by the Company or by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of the Company or of Parent (other than Merger Sub) immediately prior to the Effective Time and other than Company Common Shares as to which dissenters’ rights have been properly exercised) was converted into the right to receive an amount in cash equal to $15.50 per Company Common Share, without interest (the “Merger Consideration”).  Each 6 3/4% Cumulative Convertible Preferred Share of the Company (the “6 3/4% Preferred Shares”) remained issued and outstanding immediately following the Effective Time as one 6 3/4% Cumulative Convertible Preferred Share, without par value, of the surviving corporation.

At the Effective Time, (1) each Company restricted stock unit subject to either performance-based or solely time-based vesting requirements and Company phantom share, in each case, outstanding immediately prior to the Effective Time and whether vested or unvested, became fully vested and was canceled and converted into the right to receive a lump-sum amount in cash, without interest, equal to the product of (x) the Merger Consideration and (y) the number of Company Common Shares subject to such restricted stock unit or phantom share (with the achievement of any performance conditions determined based on the greater of target performance and actual performance as of immediately prior to the Closing) and (2) each Company stock option and Company stock appreciation right (“SAR”), in each case, outstanding immediately prior to the Effective Time and whether vested or unvested, became fully vested and was canceled and converted into the right to receive a lump-sum amount in cash, without interest, equal to the excess, if any, of the Merger Consideration over the per share exercise price of such stock option or SAR, multiplied by the number of Company Common Shares subject to such stock option or SAR.  Each outstanding Company stock option and Company SAR with an exercise price per Company Common Share equal to or greater than the Merger Consideration was canceled at the Effective Time for no consideration.

The aggregate amount of the Merger Consideration paid to former holders of Company Common Shares was approximately $789 million.  Parent funded the Merger Consideration through equity contributions by entities affiliated with Macquarie Infrastructure and Real Assets Inc., Ares Management Corporation and the Retail Employees Superannuation Trust and with proceeds from debt financing.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed on March 23, 2020, the terms of which are incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing

In connection with the consummation of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) that trading in Company Common Shares should be suspended and listing of the Company Common Shares on the NYSE should be removed. Trading of the Company Common Shares on the NYSE was suspended prior to the opening of business on September 7, 2021.  The Company has requested that the NYSE file with the SEC an application on Form 25 to delist and deregister the Company Common Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 3.03	Material Modification to Rights of Security Holders

The information in the Introductory Note above and in Item 2.01, Item 3.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.  The foregoing description of the Merger Agreement is not complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement.

Item 5.01	Changes in Control of Registrant

As a result of the consummation of the Merger, a change of control of the Company occurred, and the Company became a direct, wholly owned subsidiary of Parent.

The information in the Introductory Note above and in Item 2.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Upon the consummation of the Merger, each of Lynn A. Wentworth, Meredith J. Ching, Walter A. Dods, Jr., John W. Eck, Leigh R. Fox, Jakki L. Haussler, Craig F. Maier, Russel P. Mayer, Theodore H. Torbeck and Martin J. Yudkovitz ceased to be directors of the Company.

Additionally, effective as of the Effective Time, Anton Moldan, Doug Wiest, Kelly Atkinson, Andy Christiansen, Jenny Chan, Felix Bernshteyn, Scott Graves, Colleen Hanabusa and John Komeiji became directors of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

At the Effective Time, the code of regulations of the Company was amended and restated to be in the form of the code of regulations of Merger Sub in effect immediately prior to the Effective Time, as set forth in the Second Amended and Restated Regulations of the Company that are filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events

On September 7, 2021, following the Effective Time, the Company mailed notices of redemption with respect to all issued and outstanding 6 3/4% Preferred Shares and the corresponding depositary shares, each representing a one-twentieth interest in a 6 3/4% Preferred Share (the “Depositary Shares”), to holders of Depositary Shares.  The Depositary Shares will be redeemed simultaneously with the redemption of the 6 3/4% Preferred Shares on September 22, 2021, at a redemption price of $50 per Depositary Share (equivalent to $1,000 per 6 3/4% Preferred Share).  As a result of the redemption, holders of Depositary Shares as of September 15, 2021 will receive a prorated quarterly cash dividend on the Depositary Shares for the third quarter of 2021 on October 1, 2021.  This Current Report on Form 8-K does not constitute a notice of redemption for the 6 3/4% Preferred Shares or the Depositary Shares.

On September 7, 2021, the Company issued a press release announcing (a) the consummation of the Merger and (b) the redemption of the Depository Shares.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

2.1*
Agreement and Plan of Merger, dated as of March 13, 2020, by and among Cincinnati Bell Inc., Red Fiber Parent LLC and RF Merger Sub Inc. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by Cincinnati Bell Inc. on March 13, 2020).

3.1	Second Amended and Restated Regulations of Cincinnati Bell Inc.

99.1	Press Release, dated September 7, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

Date: September 7, 2021	By:	/s/ Christopher J. Wilson
		Name:	Christopher J. Wilson
		Title:	Vice President, General Counsel